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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

          New Jersey                                      22-2625848
       (State or other                                  (I.R.S. Employer
       jurisdiction of                                 Identification No.)
       incorporation)

                               80 Park Plaza, T-4
                            Newark, New Jersey 07102
                               http://www.pseg.com
               (Address of principal executive offices) (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box |_|

     Securities Act registration  statement file number which this form relates:
     333-86372 (if applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered

            Corporate Units                      The New York Stock Exchange
  (consisting of a Purchase Contract
  and a Preferred Trust Security of
         PSEG Funding Trust I)

     Securities to be registered pursuant to Section 12(g) of the Act: None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

1. Description of Registrant's Securities to be Registered

      The description of the Registrant's Corporate Units (consisting of a Purchase Contract and a Preferred Trust Security of PSEG Funding Trust I) to be registered hereunder is incorporated herein by reference to the descriptions included under the captions "Description of the Participating Units," "Description of the Purchase Contracts," "Description of the Purchase Contract Agreement and the Pledge Agreement" and "Description of the Preferred Trust Securities" in the Prospectus Supplement dated September 5, 2002 to the Prospectus dated July 3, 2002 included as part of the Registration Statement on Form S-3 of Public Service Enterprise Group Incorporated ("PSEG") and PSEG Funding Trust I (Registration Nos. 333-86372 and 333-86372-01). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Corporate Units shall be deemed to be incorporated herein by reference.

2. Exhibits

   Exhibit
    Number                      Description
   -------                      -----------

      1. Registration Statement on Form S-3 (Registration Nos. 333-86372 and 333-86372-01) filed with the Securities and Exchange Commission on April 17, 2002 by PSEG is incorporated herein by reference.

      2. Amendment No. 1 to Registration Statement (Registration Nos. 333-86372 and 333-86372-01) filed with the Securities and Exchange Commission on June 10, 2002 by PSEG is incorporated herein by reference.

      3. Amendment No. 2 to Registration Statement (Registration Nos. 333-86372 and 333-86372-01) filed with the Securities and Exchange Commission on June 25, 2002 by PSEG is incorporated herein by reference.

      4. Indenture of PSEG to be used in connection with the issuance of the Senior Deferrable Notes of PSEG (incorporated by reference to
            Exhibit 4f to PSEG's Annual Report on Form 10-K for the year ended December 31, 1998).

      5. Form of Supplemental Indenture of PSEG to be used in connection with the issuance of the Senior Deferrable Notes of PSEG.*

      6.    Trust Agreement of PSEG Funding Trust I.*

      7.    Form of Amended and Restated Trust Agreement of PSEG Funding Trust
            I.*

      8. Form of Preferred Trust Security, which is a component of the Corporate Units of PSEG.*

      9. Form of Preferred Trust Securities Guarantee Agreement between PSEG, as Guarantor and Wachovia Bank, National Association, as Guarantee Trustee.*

      10.   Form of Senior Deferrable Note of PSEG.*

      11. Form of Purchase Contract Agreement between PSEG and Wachovia Bank, National Association, as Purchase Contract Agent.*

      12.   Form of Corporate Units Certificate.*

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*     To be filed by amendment.


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      13.   Form of Pledge Agreement among PSEG, The Bank of the New York, as
            Collateral Agent, and Wachovia Bank, National Association, as Purchase Contract Agent.*

      14. Form of Remarketing Agreement among PSEG, PSEG Funding Trust I, Wachovia Bank, National Association, as Purchase Contract Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent.*

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*     To be filed by amendment.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                                    By: Morton A. Plawner
                                        ----------------------------
                                        Morton A. Plawner
                                            Treasurer

Date: September 5, 2002